Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 15, 2007, accompanying the financial statements and schedule included in the Annual Report of SonomaWest Holdings, Inc. on Form 10-K for the fiscal year ended June 30, 2007.  We hereby consent to the incorporation by reference of said report in the Registration Statements of SonomaWest Holdings, Inc. on Forms S-8 (No. 033-70870, No. 333-84295, No. 333-101755, and No. 333-122507).

Sacramento, California

October 15, 2007